Exhibit 99

Velocity Financial, Inc. Reports

Third Quarter 2025 Results

Third Quarter Highlights

Financial Results

•	Net income of $25.4 million, an increase of 60.6% from $15.8 million for 3Q24. Diluted EPS of $0.65, an increase of $0.21 from $0.44 per share for 3Q24

•	Driven by record production volume and strong portfolio earnings

•	Core net income of $26.9 million, an increase of 58.9% from $16.9 million for 3Q24. Core diluted EPS of $0.69, an increase from $0.47 per share for 3Q24[1]

•	Diluted book value per common share of $16.31, an increase of 20.0% from $13.59 as of September 30, 2024

•	Portfolio net interest margin (NIM) of 3.65%, an increase of 5 bps from 3.60% for 3Q24

•	Consistently strong NIM levels have resulted from rate discipline on record new loan production, with average loan coupons of 10.50% on loans produced over the last five quarters

Portfolio

•	Record loan production of $739.0 million, including the unfunded portion of a construction loan originated by Century of $23.9 million, an increase of 55.0% from 3Q24

•	Nonperforming loans (NPL) as a percentage of Held for Investment (HFI) loans was 9.8%, a decrease from 10.3% and 10.6% as of June 30, 2025 and September 30, 2024, respectively

•	Nonperforming assets (NPL and real estate owned) resolution totaled $108.0 million in UPB

•	Realizing 102.6% of UPB resolved with realized gains of $2.8 million

Liquidity and Capitalization

•	Completed two securitizations in 3Q25:

•

Completed our 1st single counterparty securitization totaling $190.9 million of securities issued with a large money manager in July, in addition to the VCC 2025-4 securitization totaling $457.5 million of securities issued

•	Liquidity of $143.5 million, consisting of $99.0 million in unrestricted cash and $44.5 million in available borrowings from unpledged loans

•	Total available warehouse line capacity of $600.3 million

[1]

Core net income and core diluted EPS are non-GAAP financial measures. Non-GAAP core adjustments include stock-based compensation expenses and costs related to the Company’s employee stock purchase plan. See “Non-GAAP Financial Measures” and “Non-GAAP Financial Measure Reconciliations to GAAP Measures” at the end of this press release for more information regarding the use of non-GAAP measures.

Westlake Village, CA – November 6, 2025 – Velocity Financial, Inc. (NYSE: VEL) (Velocity or the Company), a leader in business purpose loans, reported net income of $25.4 million and core net income of $26.9 million for 3Q25, compared to $15.8 million and $16.9 million, respectively, for 3Q24. Earnings and core earnings per diluted share were $0.65 and $0.69 for 3Q25, compared to $0.44 and $0.47, respectively, for 3Q24.

“We continue to build on our strong momentum in 2025, delivering two record highs for quarterly loan production and pre-tax earnings,” said Chris Farrar, President and CEO. “Velocity’s third quarter 2025 results were driven by higher portfolio net interest income and noninterest income from our growing production volume. Financing demand remained strong during the quarter, in both the traditional commercial and 1-4 family residential rental property markets, as investors continued to see considerable value in smaller commercial properties. We remain confident in Velocity’s long-term growth prospects and our ability to sustain profitable market share growth.”

Operating Results

Key Performance Indicators2

	Three Months Ended September 30,
	2025		2024		Variance	% Variance
	($ in thousands, except per share amounts)
Income before income tax	$35,375		$21,244		$14,131	66.5%
Net income	$25,373		$15,803		$9,570	60.6%
Diluted earnings per share	$0.65		$0.44		$0.21	48.5%
Core income before income tax	$37,490		$23,004		$14,486	63.0%
Core net income	$26,937		$16,949		$9,988	58.9%
Core diluted earnings per share	$0.69		$0.47		$0.22	47.0%
Net interest margin — portfolio related	3.65	%(1)	3.60	%(1)	0.05%	1.5%
Net interest margin — total company	3.25	%(1)	3.06	%(1)	0.19%	6.1%
Average common equity	$623,239		$484,197		$139,042	28.7%
Pre-tax return on average equity	22.7	%(1)	17.5	%(1)	5.2%	29.4%
Core pre-tax return on average equity	24.1	%(1)	19.0	%(1)	5.1%	26.6%

(1)	Percentages are annualized

Condensed Results of Operations

	Three Months Ended September 30,
	2025	2024	$ Variance	% Variance
	(In thousands)
Net interest income	$49,076	$35,056	$14,020	40.0%
Provision for (reversal of) credit losses	381	(69)	450	652.2%

Net interest income after provision	48,695	35,125	13,570	38.6%
Other operating income	37,077	20,732	16,345	78.8%

Net revenue	85,772	55,857	29,915	53.6%
Operating expenses	50,397	34,613	15,784	45.6%

Income before income taxes	35,375	21,244	14,131	66.5%
Income tax expense	9,963	5,627	4,336	77.1%

Net income	25,412	15,617	9,795	62.7%
Net income (loss) attributable to noncontrolling interest	39	(186)	225	121.0%

Net income attributable to Velocity Financial, Inc.	$25,373	$15,803	$9,570	60.6%

[2]

Core income before income tax, core net income, core diluted EPS and core pre-tax return on average equity are non-GAAP measures. Please see “Non-GAAP Financial Measures” and “Non-GAAP Financial Measure Reconciliations to GAAP Measures” at the end of this press release.

•	Net interest income after provision for credit losses was $48.7 million, an increase of 38.6% from $35.1 million for 3Q24

•	Driven by strong portfolio growth and recoveries of interest income from NPLs by our asset management team

•	Other operating income was $37.1 million, an increase from $20.7 million for 3Q24

•	Driven primarily by record origination volumes

•	Net revenue was $85.8 million, an increase of 53.6% from $55.9 million for 3Q24

•	Resulting from continued strong production-driven portfolio net interest income growth, fair value gains and origination fee income

•	Operating expenses totaled $50.4 million, an increase of 45.6% from 3Q24, primarily from higher production-driven compensation expenses

•	Compensation expense totaled $23.3 million, compared to $17.6 million for 3Q24

•	Driven by increases in headcount and commission compensation on higher production volume

•	Securitization expense totaled $6.4 million from the issuance of two securitizations during the quarter, compared to costs of $3.2 million for one securitization during 3Q24

•	Loan servicing expense totaled $7.7 million, from $5.7 million for 3Q24, driven by portfolio growth

Loan Portfolio

	September 30,
	2025	2024	Variance	% Variance
	($ in thousands)
Total Loans Outstanding:
Investor 1-4	$3,089,325	$2,565,794	$523,531	20.4%
Mixed use	670,470	535,796	134,674	25.1%
Retail	640,005	405,909	234,096	57.7%
Office	504,282	266,025	238,257	89.6%
Multifamily	461,237	363,288	97,949	27.0%
Warehouse	421,276	300,420	120,856	40.2%
Other(1)	488,774	316,034	172,740	54.7%

Total loans	$6,275,369	$4,753,266	$1,522,103	32.0%

(1)	All other properties individually comprised less than 5.0% of the total unpaid principal balance

Key Loan Portfolio Metrics (1):
Loan count	15,978	12,235	3,743	30.6%
Loan-to-value	65.5%	67.0%	(1.5)%	(2.2)%
Coupon	9.74%	9.37%	0.37%	3.9%
Total portfolio yield	9.54%	9.18%	0.36%	3.9%
Portfolio cost of debt	6.27%	6.15%	0.12%	1.9%

(1)	Weighted averages, except for loan count

•	Total loan portfolio was $6.3 billion in UPB as of September 30, 2025, an increase of 32.0% from $4.8 billion as of September 30, 2024

•	Driven by healthy growth across all types of collateral securing our loans

•	Loan prepayments totaled $235.0 million in UPB, an increase of 5.2% from $223.4 million for 2Q25, and 35.1% from $173.9 million for 3Q24

•	UPB of HFI FVO loans was $4.2 billion, or 66.3% of total HFI loans, as of September 30, 2025, an increase from $2.2 billion, or 47.1% as of September 30, 2024

•	Weighted average portfolio loan-to-value ratio was 65.5% as of September 30, 2025, down from 67.0% as of September 30, 2024, and below the five-quarter trailing average of 66.2%

•	Weighted average total portfolio yield was 9.54%, an increase of 36 bps from 3Q24, primarily driven by the increase in weighted average loan coupons

•	Portfolio-related debt cost was 6.27%, an increase of 12 bps from 3Q24, driven by higher warehouse financing utilization and securitized debt interest expense

Loan Production Volumes

	Three Months Ended September 30,
	2025	2024	$ Variance	% Variance
	($ in thousands)
Originations Including Unfunded Commitments:
Investor 1-4 rental	$302,327	$219,940	$82,387	37.5%
Traditional commercial	374,558	175,235	199,323	113.7%
Short-term	36,131	62,653	(26,522)	(42.3)%
Government insured multifamily	25,940	18,947	6,993	36.9%

Total	$738,956	$476,775	$262,181	55.0%

•	Loan production totaled $739.0 million, including the unfunded portion of a construction loan originated by Century of $23.9 million, an increase of 55.0% from $476.8 million for 3Q24

•	3Q25 production volume was driven by demand for Traditional commercial loans and Investor 1-4 rental loans, which increased 113.7% and 37.5%, respectively, from 3Q24

•	Weighted average coupon on 3Q25 HFI loan production was 10.48%, a decrease of 37 bps from 10.85% for 3Q24 mirroring a similar reduction in shorter term interest rates

•

Government insured multifamily loans are originated by our capital light subsidiary Century Health & Housing Capital and the related GNMA securities are sold to investors for cash gains shortly after closing

Total HFI Portfolio Credit Performance

	Three Months Ended September 30,
	2025	2024	Variance	% Variance
	($ in thousands)
Key Nonperforming Loans Metrics:
Nonperforming loans UPB	$614,226	$503,939	$110,287	21.9%
Total UPB	$6,273,298	$4,734,319	$1,538,979	32.5%
Nonperforming loans UPB / Total UPB	9.8%	10.6%	(0.9)%	(8.0)%

•	NPL totaled $614.2 million in UPB as of September 30, 2025, or 9.8% of total HFI loans, compared to $503.9 million and 10.6% as of September 30, 2024

CECL Portfolio Credit Performance

	Three Months Ended September 30,
	2025		2024		Variance	% Variance
	($ in thousands)
Allowance for Credit Losses:
Beginning balance	$4,882		$5,240		$(358)	(6.8)%
Provision for (reversal of) credit losses	381		(69)		450	652.2%
Charge-offs	(677)		(320)		(357)	111.6%

Ending balance	$4,586		$4,851		$(265)	(5.5)%

Total UPB subject to CECL	$2,111,569		$2,506,426		$(394,857)	(15.8)%
Nonperforming loans UPB subject to CECL	$259,683		$314,456		$(54,773)	(17.4)%
Nonperforming loans UPB subject to CECL / Total UPB subject to CECL	12.3%		12.5%		(0.2)%	(2.0)%
Allowance for credit losses / Total UPB subject to CECL	0.22%		0.19%		0.02%	12.2%
Charge-offs / Total UPB subject to CECL	0.13	%(1)	0.05	%(1)	0.08%	151.1%

(1)	Annualized

•	Charge-offs for 3Q25 totaled $0.7 million, compared to $0.3 million for 3Q24

•	The trailing five-quarter charge-offs average was $0.9 million

•	Credit loss reserve totaled $4.6 million as of September 30, 2025, a decrease of 5.5% from $4.9 million as of September 30, 2024

•	Driven by our decreasing loan portfolio subject to credit loss reserve

•	CECL reserve rate of 0.22% (CECL reserve as % of HFI loans at amortized cost) was relatively consistent with the recent five-quarter average rate of 0.20%

Real Estate Owned

	Three Months Ended September 30,
	2025	2024	$ Variance	% Variance
	($ in thousands)
Gain (Loss) on REO:
Gain on transfer to REO	$4,574	$2,248	$2,326	103.5%
REO valuation loss, net	(6,307)	(1,642)	(4,665)	284.1%
Gain on sale of REO	152	615	(463)	(75.3)%

Total gain (loss) on REO	$(1,581)	$1,221	$(2,802)	(229.5)%

•	Total loss on REO was $1.6 million, compared to a gain of $1.2 million for 3Q24, driven by higher valuation loss

Nonperforming Assets (NPA) Resolution

	Three Months Ended September 30,
	2025		2024
	UPB	Gain / (Loss)	UPB	Gain / (Loss)
	($ in thousands)
Resolved — loans paid in full	$43,596	$2,177	$28,849	$1,116
Resolved — loans paid current	51,146	473	37,079	574
Resolved — REO sold	13,289	152	2,691	615

Total resolutions	$108,031	$2,802	$68,619	$2,305

Recovery rate on resolved nonperforming assets		102.6%		103.4%

•	NPA resolution totaled $108.0 million in UPB, realizing 102.6% of UPB resolved compared to $68.6 million in UPB and realization of 103.4% of UPB resolved for 3Q24

•	UPB of NPA resolution for 3Q25 was above the recent five-quarter average of $87.3 million in UPB resolved and below the average gains of 103.8% of UPB resolved

Velocity’s executive management team will host a conference call and webcast on November 6, 2025, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to review Velocity’s 3Q25 financial results.

Investors and Media:

Chris Oltmann

(818) 532-3708

Webcast Information

The conference call will be webcast live in listen-only mode and can be accessed through the Events and Presentations section of the Velocity Financial Investor Relations website: https://www.velfinance.com/events-and-presentations. To listen to the webcast, please visit Velocity’s website at least 15 minutes before the call to register, download, and install any needed software. An audio replay of the call will also be available on Velocity’s website following the completion of the conference call.

Conference Call Information

To participate by phone, please dial in 15 minutes prior to the start time to allow for wait time to access the conference call. The live conference call will be accessible by dialing 1-833-316-0544 in the U.S. and Canada and 1-412-317-5725 for international callers. Callers should ask to join the Velocity Financial, Inc. earnings call.

A replay of the call will be available through midnight on November 28, 2025, and can be accessed by dialing 1-855-669-9658 in the U.S and Canada or 1-412-317-0088 internationally. The passcode for the replay is 7126972. The replay will also be available on the Investor Relations section of the Company’s website under “Events and Presentations.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages business purpose loans secured by 1-4 unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 21 years.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (GAAP), the Company uses non-GAAP core net income, core income before income tax, core pre-tax return on average equity and core diluted EPS, which are non-GAAP financial measures.

Non-GAAP core net income and non-GAAP core diluted EPS are non-GAAP financial measures that represent our net income (loss) and net income (loss) per diluted share, adjusted to eliminate the effect of certain costs, costs incurred from activities that are not normal recurring operating expenses, and costs associated with acquisitions. To calculate non-GAAP core diluted EPS, we use the weighted average number of shares of common stock outstanding that is used to calculate net income per diluted share under GAAP. Non-GAAP core income before income tax is core net income before deducting income taxes. Non-GAAP core pre-tax return on average equity is core income before income tax divided by our average shareholders’ equity.

We have included non-GAAP core net income, non-GAAP core income before income tax, non-GAAP core pre-tax return on average equity and non-GAAP core diluted EPS because they are key measures used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe that non-GAAP core net income, non-GAAP core income before income tax, non-GAAP core pre-tax return on average equity and non-GAAP core diluted EPS provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain items that we expect to be nonrecurring.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

For more information on Core Net Income, please refer to the section of this press release below titled “Non-GAAP Financial Measure Reconciliations to GAAP Measures” at the end of this press release.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” ”position,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) changes in federal government fiscal and monetary policies, (2) general economic and real estate market conditions, including the risk of recession, (3) regulatory and/or legislative changes, (4) our customers’ continued interest in loans and doing business with us, (5) market conditions and investor interest in our future securitizations, and (6) geopolitical conflicts.

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

Velocity Financial, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Cash, cash equivalents, and restricted cash	$117,810	$70,830
Total loans, net	6,501,077	5,187,067
Accrued interest and receivables	181,069	160,088
Real estate owned, net	113,700	68,000
Other assets	45,027	41,423

Total assets	$6,958,683	$5,527,408

LIABILITIES
Accounts payable and accrued expenses	$170,584	$147,814
Secured financing, net	286,218	284,833
Securitized debt	5,532,039	4,226,464
Warehouse and repurchase facilities, net	332,386	348,082

Total liabilities	6,321,227	5,007,193
Commitments and contingencies
EQUITY
Stockholders’ equity	634,259	516,944
Noncontrolling interest in subsidiary	3,197	3,271

Total equity	637,456	520,215

Total liabilities and equity	$6,958,683	$5,527,408

Diluted book value per share	$16.31	$14.26
Diluted shares at period end	39,094	36,469

Velocity Financial, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Interest income	$144,119	$135,567	$105,070
Interest expense - portfolio related	88,899	81,838	63,871

Net interest income - portfolio related	55,220	53,729	41,199
Interest expense - corporate debt	6,144	6,143	6,143

Net interest income	49,076	47,586	35,056
Provision for (reversal of) credit losses	381	1,598	(69)

Net interest income after provision for (reversal of) credit losses	48,695	45,988	35,125
Other operating income
Unrealized gain on fair value loans	30,982	29,906	35,530
Unrealized loss on fair value securitized debt	(9,988)	(7,584)	(24,995)
Origination fee income	9,723	8,936	6,704
Other income	6,360	8,589	3,493

Total other operating income	37,077	39,847	20,732
Operating expenses
Compensation and employee benefits	23,300	22,605	17,586
Loan servicing	7,748	8,205	5,656
Other operating expenses	19,349	21,103	11,371

Total operating expenses	50,397	51,913	34,613

Income before income taxes	35,375	33,922	21,244
Income tax expense	9,963	7,752	5,627

Net income	25,412	26,170	15,617
Net income (loss) attributable to noncontrolling interest	39	173	(186)

Net income attributable to Velocity Financial, Inc.	25,373	25,997	15,803
Less undistributed earnings attributable to unvested restricted stock awards	352	286	191

Net earnings attributable to common stockholders	$25,021	$25,711	$15,612

Earnings per common share:
Basic	$0.66	$0.69	$0.48
Diluted	$0.65	$0.69	$0.44
Weighted average common shares outstanding:
Basic	38,073	37,194	32,711
Diluted	38,800	37,790	35,895

Velocity Financial, Inc.

Net Interest Margin - Portfolio Related and Total Company

($ in thousands)

	Three Months Ended September 30,
	2025			2024
	Average Balance	Interest Income / Expense	Average Yield / Rate (1)	Average Balance	Interest Income / Expense	Average Yield / Rate (1)
Loan Portfolio:
Loans held for sale	$161			$3,166
Loans held for investment	6,044,116			4,575,745

Total loans	$6,044,277	$144,119	9.54%	$4,578,911	$105,070	9.18%

Debt:
Warehouse facilities	$404,509	$8,277	8.18%	$311,560	$7,105	9.12%
Securitized debt	5,269,788	80,622	6.12%	3,840,480	56,766	5.91%

Total debt - portfolio related	5,674,297	88,899	6.27%	4,152,040	63,871	6.15%
Corporate debt	290,000	6,144	8.47%	290,000	6,143	8.47%

Total debt	$5,964,297	$95,043	6.37%	$4,442,040	$70,014	6.30%

Net interest spread - portfolio related (2)			3.27%			3.03%
Net interest margin - portfolio related			3.65%			3.60%
Net interest spread - total company (3)			3.16%			2.87%
Net interest margin - total company			3.25%			3.06%

(1)	Annualized
(2)	Net interest spread — portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio-related debt
(3)	Net interest spread — total company is the difference between the rate earned on our loan portfolio and the interest rates paid on our total debt

Velocity Financial, Inc.

Non-GAAP Financial Measure Reconciliations to GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2025	2024
Income before income tax	$35,375	$21,244
Equity award & ESPP expenses	2,154	1,574
Net income (loss) attributable to noncontrolling interest	39	(186)

Core income before income tax	$37,490	$23,004

Average common equity	623,239	484,197
Pre-tax return on average equity	22.7%	17.5%
Tax effect of equity award & ESPP expenses	1.4%	1.3%
Tax effect of net income (loss) attributable to noncontrolling interest	0.0%	(0.2)%

Core pre-tax return on average equity	24.1%	19.0%

	Three Months Ended September 30,
	2025	2024
Net income	$25,373	$15,803
Equity award & ESPP expenses	1,564	1,146

Core net income	$26,937	$16,949

Diluted weighted average common shares outstanding	38,800	35,895
Core diluted earnings per share	$0.69	$0.47